Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

Solar Power, Inc.
Sacramento, California

We hereby consent to the use in the Prospectus, constituting a part of this Registration Statement No. 333-140023, of our report dated October 30, 2006 (November 15, 2006 as to the fourth paragraph of Note 9), relating to the financial statements of Dale Renewables Consulting, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Sacramento, California

March 2, 2007